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                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the use of our report dated February 23, 1996 with respect to the financial statements of Citicasters Inc. and Subsidiaries, which reports are included in this Current Report on Form 8-K of Jacor Communications, Inc.

                                              ERNST & YOUNG LLP

Cincinnati, Ohio
November 19, 1996